Coca-Cola Reports Strong Operating Results for Third Quarter 2018

Net Revenues Declined 9%, Due to Bottler Refranchising;
Organic Revenues (Non-GAAP) Grew 6%

Operating Margin Expanded Approximately 600 Basis Points;
Comparable Operating Margin (Non-GAAP) Expanded 575 Basis Points

EPS from Continuing Operations Grew 62% to $0.54; Comparable EPS from Continuing Operations
(Non-GAAP) Grew 14% to $0.58, Impacted by an 8% Currency Headwind

ATLANTA, Oct. 30, 2018 – The Coca-Cola Company today reported continued momentum in its business for 2018, with strong financial results for the third quarter. While reported net revenues for the quarter declined due to refranchising, the company delivered broad-based organic revenue (non-GAAP) and volume growth across all operating groups, while gaining value share globally.
Strong organic revenue (non-GAAP) growth in the quarter was driven by continued innovation and revenue growth management initiatives within sparkling soft drinks, as evidenced by double-digit volume growth of Coca-Cola Zero Sugar across all groups. In addition to sparkling soft drinks, the company saw strong performance for brands like Fuze Tea and smartwater. Coca-Cola also announced several strategic actions, including a number of acquisitions and investments, and continued to lift, shift and scale brands around the world. The company's disciplined growth strategies and an ongoing focus on productivity led to double-digit profit growth for the quarter.
"We continue to be encouraged by our performance year-to-date as we accelerate our evolution as an even more consumer-centric, total beverage company," said James Quincey, President and CEO of The Coca-Cola Company. "The recent leadership appointments are intended to help accelerate the transformation of our company."

Highlights

Quarterly Performance

•
Revenues: Net revenues declined 9% to $8.2 billion, impacted by a 13-point headwind from the refranchising of company-owned bottling operations. Organic revenues (non-GAAP) grew 6%, driven by concentrate sales growth of 4%, which benefited from the timing of shipments, and price/mix growth of 2%.

•	Volume: Unit case volume grew 2%, led by Trademark Coca-Cola.

•
Margin: Operating margin, which included items impacting comparability, expanded approximately 600 basis points. Comparable operating margin (non-GAAP) improved 575 basis points, driven by divestitures of lower-margin bottling operations and the company's ongoing productivity efforts. These drivers were partially offset by an approximate 130 basis point headwind from the adoption of the new revenue recognition accounting standard and the impact of currency.

•	Market share: The company continued to gain value share in total nonalcoholic ready-to-drink (NARTD) beverages.

•
Cash flow: Year-to-date cash from operations was $5.5 billion, down 7%. The decline was largely due to the impact of refranchising North American bottling territories and increased tax payments, partially offset by solid cash generation in the underlying business. Year-to-date free cash flow (non-GAAP) was $4.6 billion, down 2%.

•	Share repurchases: Year-to-date purchases of stock for treasury were $1.6 billion. Year-to-date net share repurchases (non-GAAP) totaled $707 million.

Company Updates

•
Announcement of key leadership appointments: The company recently announced several changes in top leadership, including the election of a new president and chief operating officer (COO) and a succession plan for the chief financial officer (CFO). Brian Smith will serve as president and COO, reporting to Quincey. The appointment will allow more time for Quincey to focus on the overall long-term strategic direction and success of the company. Smith is well-equipped to lead the company’s field operations and bring an accelerated focus on executing against key strategies. John Murphy, who currently serves as president of the company’s Asia Pacific group, will become senior vice president and deputy CFO on Jan. 1, 2019. He will be elevated to executive vice president and CFO on March 16, 2019, following the retirement of Kathy Waller. Waller will retire from the company after 32 years of service to Coca-Cola, where she built a career that was marked by significant impact and contributions. The company also announced that Nancy Quan has been elected senior vice president and appointed Chief Technical Officer, reporting to Quincey.

•
Entering a $500 billion global market with hot beverages: During the quarter, the company announced the expected acquisition of Costa Limited, which will provide the capabilities to build a global coffee platform. Costa will also give the company strong expertise across the coffee supply chain, including sourcing, vending and distribution, which will complement and leverage existing capabilities within the Coca-Cola system. The acquisition is expected to close in the first half of 2019.

•
Expanding and innovating with successful brands: The company continues to lift, shift and scale leading brands around the world, including the ongoing expansion of smartwater. With more than 20 markets launching in 2018, smartwater will be present in 32 countries by the end of this year. In its flagship U.S. market, smartwater announced two innovations – smartwater antioxidant and smartwater alkaline. These offerings will help meet the needs of U.S. consumers who continue to reach for more enhanced hydration options.

•
Adding brands with an edge in the marketplace: During the quarter, the company announced a strategic relationship with BODYARMOR, one of the fastest-growing beverage trademarks in the United States. BODYARMOR distribution will complement the Coca-Cola system's growing hydration portfolio, including Powerade, vitaminwater, smartwater and Dasani. The company also announced the addition of other brands with an edge in the market, including MOJO in the fast-growing kombucha category in Australia and Tropico fruit-flavored beverages in France.

Operating Review – Three Months Ended Sept. 28, 2018
Revenues and Volume

Percent Change	Concentrate Sales[1]	Price/Mix	Currency Impact	Acquisitions, Divestitures and Structural Items, Net	Accounting Changes[2]	Reported Net Revenues	Organic Revenues[3]	Unit Case Volume
Consolidated	4	2	(3)	(13)	2	(9)	6	2
Europe, Middle East & Africa	1	9	(6)	1	(3)	1	9	2
Latin America	11	8	(11)	(1)	(10)	(3)	19	2
North America	2	0	0	0	11	12	2	1
Asia Pacific	3	0	(1)	0	(3)	(1)	4	3
Bottling Investments	13	(3)	(2)	(73)	2	(62)	10	2
Operating Income and EPS from Continuing Operations

Percent Change	Reported Operating Income	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[3]	Structural Items	Accounting Changes[2]	Comparable Currency Neutral (Adjusted for Structural Items and Accounting Changes)[3]
Consolidated	13	2	(7)	18	(3)	1	20

Europe, Middle East & Africa	1	1	(10)	10
Latin America	14	0	(14)	27
North America	8	3	(1)	6
Asia Pacific	7	1	0	7
Bottling Investments	(39)	—	—	—

Percent Change	Reported EPS from Continuing Operations	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[3]
Consolidated	62	47	(8)	22

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes.
2 Represents the impact of adoption of new revenue recognition accounting standard.
3 Organic revenues, comparable currency neutral operating income, comparable currency neutral operating income (adjusted for structural items and accounting changes) and comparable currency neutral EPS from continuing operations are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.

In addition to the data in the preceding tables, operating results included the following:

Consolidated

•
Price/mix grew 2% for the quarter, led by solid performance in the core business. Concentrate sales grew 2 points ahead of unit case volume, largely due to the timing of shipments within Latin America.

•	Unit case volume grew 2% in the quarter. Category cluster performance was as follows:

◦	Sparkling soft drinks grew 2%, driven by Trademark Coca-Cola along with strong growth in the low- and no-calorie offerings of Sprite and Fanta.

◦
Juice, dairy and plant-based beverages declined 3%, largely driven by a decline in the Middle East and North Africa due to a challenging macroeconomic environment and also by package downsizing in North America.

◦	Water, enhanced water and sports drinks grew 5%, primarily due to strong growth of water in single-serve packaging in China and Mexico along with the premium offerings in North America.

◦
Tea and coffee declined 2%, as growth of Fuze Tea and Gold Peak was more than offset by a decline in the company's local tea brand in Turkey, in addition to the impact of Nestea resulting from the dissolution of Beverage Partners Worldwide.

•
Operating income grew 13% in the quarter, including the negative impact of currency and structural items related to refranchising. Comparable currency neutral operating income (adjusted for structural items and accounting changes) (non-GAAP) grew 20%, driven by organic revenue (non-GAAP) growth and the benefit from ongoing productivity initiatives.

Europe, Middle East & Africa

•	Price/mix grew 9% for the quarter due to solid price/mix across all business units, in addition to positive geographic mix, as growth in developed markets outpaced emerging and developing markets.

•
Unit case volume grew 2% in the quarter, as growth across Europe due to strong execution and good weather was partially offset by a decline in South Africa largely due to recent excise tax legislation, as well as a decline in the Middle East and North Africa primarily related to a challenging macroeconomic environment.

•	The company maintained value share in total NARTD beverages and gained value share in the juice, dairy and plant-based beverages cluster.

Latin America

•	Price/mix growth of 8% for the quarter was primarily driven by strong performance in Mexico and pricing in Argentina.

•
Unit case volume grew 2% in the quarter, as growth in Mexico and Brazil supported by strong execution and innovation was partially offset by a decline in Argentina primarily due to the macroeconomic environment.

•
Operating income growth exceeded revenue performance in the quarter, largely due to strong pricing in the marketplace and concentrate shipments running ahead of unit case volume, partially offset by currency headwinds. Accounting changes also contributed to operating income growth exceeding revenue performance in the quarter, resulting in a 10-point headwind to revenue and a low single-digit headwind to operating income.

•	The company maintained value share in total NARTD beverages and gained value share in all category clusters with the exception of the juice, dairy and plant-based beverages cluster.

North America

•
Price/mix for the quarter was slightly positive, marking a 3-point improvement from the second quarter as solid pricing in the marketplace, particularly within sparkling soft drinks, was offset by increased freight costs and business mix.

•
Unit case volume grew 1% in the quarter. Volume performance was led by 1% growth in sparkling soft drinks due to double-digit growth in Coca-Cola Zero Sugar and solid performance for Sprite as well as strong performance across premium waters, including Topo Chico and smartwater, in addition to double-digit growth in Powerade Zero. This was partially offset by a decline in juice, largely due to package downsizing across the juice portfolio, and a decline in tea, which was impacted by deprioritizing low-margin tea products.

•
Operating income growth trailed revenue growth in the quarter, largely due to the impact of accounting changes. Operating income growth exceeded organic revenue growth (non-GAAP) largely due to pricing, business mix and productivity.

•	The company gained value share in total NARTD beverages along with sparkling soft drinks and maintained value share in the juice, dairy and plant-based beverages cluster.

Asia Pacific

•	Price/mix was even for the quarter, as solid pricing in the marketplace was offset by negative geographic mix due to growth in emerging and developing markets outpacing developed markets.

•
Unit case volume grew 3% in the quarter, as solid growth in China and India supported by strong execution and an improving consumer environment was partially offset by a decline in the Philippines, largely due to recent excise tax legislation, and a decline in Japan primarily due to weather.

•
Operating income growth exceeded revenue performance in the quarter, largely due to the impact of accounting changes, which resulted in a 3-point headwind to revenue and a mid single-digit tailwind to operating income.

•	The company gained value share in total NARTD beverages along with sparkling soft drinks and the juice, dairy and plant-based beverages cluster.

Bottling Investments

•	Price/mix declined 3% for the quarter, as positive price/mix in the majority of international operations was more than offset by business mix in the Canadian bottling operations.

•
The operating loss in the quarter was largely driven by items impacting comparability. Comparable currency neutral operating loss (non-GAAP) was impacted by the refranchising of North American bottling territories and the deconsolidation of bottling operations in Latin America.

Operating Review – Nine Months Ended Sept. 28, 2018
Revenues and Volume

Percent Change	Concentrate Sales[1]	Price/Mix	Currency Impact	Acquisitions, Divestitures and Structural Items, Net	Accounting Changes[2]	Reported Net Revenues	Organic Revenues[3]	Unit Case Volume
Consolidated	3	2	0	(18)	2	(11)	5	2
Europe, Middle East & Africa	4	4	1	1	(3)	6	8	2
Latin America	4	9	(6)	0	(3)	4	13	1
North America	2	(1)	0	(1)	11	10	0	1
Asia Pacific	5	0	2	0	(5)	0	4	5
Bottling Investments	11	0	0	(79)	2	(65)	11	(17)
Operating Income and EPS from Continuing Operations

Percent Change	Reported Operating Income	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[3]	Structural Items	Accounting Changes[2]	Comparable Currency Neutral (Adjusted for Structural Items and Accounting Changes)[3]
Consolidated	13	8	(3)	7	(4)	(1)	12

Europe, Middle East & Africa	3	0	(3)	6
Latin America	11	0	(7)	18
North America	(3)	(1)	0	(2)
Asia Pacific	3	0	1	2
Bottling Investments	26	108	(3)	(79)

Percent Change	Reported EPS from Continuing Operations	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[3]
Consolidated	50	41	(3)	11

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes.
2 Represents the impact of adoption of new revenue recognition accounting standard.
3 Organic revenues, comparable currency neutral operating income, comparable currency neutral operating income (adjusted for structural items and accounting changes) and comparable currency neutral EPS from continuing operations are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.

Outlook
The 2018 outlook information provided below includes forward-looking non-GAAP financial measures, which management uses in measuring performance. The company is not able to reconcile full year 2018 projected organic revenues (non-GAAP) to full year 2018 projected reported net revenues, full year 2018 projected comparable currency neutral operating income (adjusted for structural items and accounting changes) (non-GAAP) to full year 2018 projected reported operating income, or full year 2018 projected comparable EPS from continuing operations (non-GAAP) to full year 2018 projected reported EPS from continuing operations without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of changes in foreign currency exchange rates; the exact timing and amount of acquisitions, divestitures and/or structural changes; the exact timing and amount of comparability items throughout 2018; and the actual impact of accounting changes. The unavailable information could have a significant impact on full year 2018 GAAP financial results.
Full Year 2018 Underlying Performance:

•	At least 4% growth in organic revenues (non-GAAP) – No Change

•	At least 9% growth in comparable currency neutral operating income (adjusted for structural items and accounting changes) (non-GAAP) – No Change
Full Year 2018 Currency Impact:

•	Comparable net revenues (non-GAAP): 1% headwind based on the current rates and including the impact of hedged positions – No Change

•	Comparable operating income (non-GAAP): 4% headwind based on the current rates and including the impact of hedged positions – No Change
Full Year 2018 Impact from Acquisitions, Divestitures, Structural Items and Accounting Changes:

•	Comparable net revenues (non-GAAP): 16% headwind from acquisitions, divestitures and structural items – Updated

•	Comparable net revenues (non-GAAP): 2% tailwind from accounting changes – Updated

•	Comparable operating income (non-GAAP): 3% structural headwind – Updated

•	Comparable operating income (non-GAAP): 0% impact from accounting changes – No Change
Full Year 2018 Other Items:

•	Underlying effective tax rate (non-GAAP): Estimated to be 20.3% – Updated

•	Cash from operations: Approximately $8.0 billion – No Change

•	Capital expenditures (excluding discontinued operations): Approximately $1.7 billion – No Change

•	Net share repurchases (non-GAAP): Approximately $1.0 billion – No Change
Full Year 2018 EPS:

•	Comparable EPS from continuing operations (non-GAAP): 8% to 10% growth versus $1.91 in 2017 – No Change
Fourth Quarter 2018 Considerations – New:

•
Comparable net revenues (non-GAAP): 7% headwind from acquisitions, divestitures and structural items; 4% to 5% currency headwind based on the current rates and including the impact of hedged positions; 2% tailwind from accounting changes.

•
Comparable operating income (non-GAAP): 0% to 1% structural headwind; 10% to 11% currency headwind based on the current rates and including the impact of hedged positions; 1% tailwind from accounting changes.

Notes

•	All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.

•
All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales, unless otherwise noted. "Unit case" means a unit of measurement equal to 24 eight-ounce servings of finished beverage. "Unit case volume" means the number of unit cases (or unit case equivalents) of company beverages directly or indirectly sold by the company and its bottling partners to customers.

•
"Core business" represents the combined performance from the Europe, Middle East & Africa; Latin America; North America; Asia Pacific; and Corporate operating segments offset by intersegment eliminations.

•
"Concentrate sales" represents the amount of concentrates, syrups, beverage bases, source waters, and powders/minerals (in all instances expressed in equivalent unit cases) sold by, or used in finished beverages sold by, the company to its bottling partners or other customers. In the reconciliation of reported net revenues, "concentrate sales" represents the percent change in net revenues attributable to the increase (decrease) in concentrate sales volume for the geographic operating segments (expressed in equivalent unit cases) after considering the impact of structural changes. For the Bottling Investments operating segment, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes. The Bottling Investments operating segment reflects unit case volume growth for consolidated bottlers only.

•
"Price/mix" represents the change in net operating revenues caused by factors such as price changes, the mix of products and packages sold, and the mix of channels and geographic territories where the sales occurred.

•
First quarter 2018 financial results were impacted by one less day, and fourth quarter 2018 financial results will be impacted by one additional day as compared to the same periods in 2017. Unit case volume results for the quarters are not impacted by the variances in days due to the average daily sales computation referenced above.

Conference Call
The company is hosting a conference call with investors and analysts to discuss third quarter 2018 operating results today, Oct. 30, 2018, at 8:30 a.m. ET. The company invites participants to listen to a live webcast of the conference call on the company’s website, http://www.coca-colacompany.com, in the "Investors" section. An audio replay in downloadable digital format and a transcript of the call will be available on the website within 24 hours following the call. Further, the "Investors" section of the website includes a reconciliation of non-GAAP financial measures to the company’s results as reported under GAAP, which may be used during the call when discussing financial results.
Contacts:            Investors and Analysts                Media
Tim Leveridge: +1 404.676.7563            Scott Leith: +1 404.676.8768

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Three Months Ended
	September 28, 2018	September 29, 2017	% Change
Net Operating Revenues	$8,245	$9,078	(9)
Cost of goods sold	3,059	3,394	(10)
Gross Profit	5,186	5,684	(9)
Selling, general and administrative expenses	2,505	3,245	(23)
Other operating charges	155	194	(20)
Operating Income	2,526	2,245	13
Interest income	171	175	(3)
Interest expense	206	208	(1)
Equity income (loss) — net	347	358	(3)
Other income (loss) — net	9	(896)	—
Income from Continuing Operations Before Income Taxes	2,847	1,674	70
Income taxes from continuing operations	528	230	130
Net Income from Continuing Operations	2,319	1,444	61
Income (loss) from discontinued operations (net of income taxes of $26 and $0, respectively)	(501)	—	—
Consolidated Net Income	1,818	1,444	26
Less: Net income (loss) attributable to noncontrolling interests	(62)	(3)	(2,042)
Net Income Attributable to Shareowners of The Coca-Cola Company	$1,880	$1,447	30

Basic net income per share from continuing operations[1]	$0.55	$0.34	61
Basic net income (loss) per share from discontinued operations[2]	(0.10)	—	—
Basic Net Income Per Share[3]	$0.44	$0.34	30
Average Shares Outstanding — Basic	4,255	4,266	0
Diluted net income per share from continuing operations[1]	$0.54	$0.33	62
Diluted net income (loss) per share from discontinued operations[2]	(0.10)	—	—
Diluted Net Income Per Share	$0.44	$0.33	31
Average Shares Outstanding — Diluted	4,295	4,320	(1)

Note: Certain growth rates may not recalculate using the rounded dollar amounts provided. Certain prior year amounts have been revised to conform to the current year presentation as a result of the adoption of certain accounting standards effective January 1, 2018.

[1]	Calculated based on net income from continuing operations less net income from continuing operations attributable to noncontrolling interests.

[2]	Calculated based on net income from discontinued operations less net income from discontinued operations attributable to noncontrolling interests.

[3]	Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Nine Months Ended
	September 28, 2018	September 29, 2017	% Change
Net Operating Revenues	$24,798	$27,898	(11)
Cost of goods sold	9,049	10,566	(14)
Gross Profit	15,749	17,332	(9)
Selling, general and administrative expenses	7,769	9,777	(21)
Other operating charges	916	1,310	(30)
Operating Income	7,064	6,245	13
Interest income	506	495	2
Interest expense	677	631	7
Equity income (loss) — net	813	883	(8)
Other income (loss) — net	(143)	(1,187)	88
Income from Continuing Operations Before Income Taxes	7,563	5,805	30
Income taxes from continuing operations	1,628	1,805	(10)
Net Income from Continuing Operations	5,935	4,000	48
Income (loss) from discontinued operations (net of income taxes of $82 and $0, respectively)	(386)	—	—
Consolidated Net Income	5,549	4,000	39
Less: Net income (loss) attributable to noncontrolling interests	(15)	0	—
Net Income Attributable to Shareowners of The Coca-Cola Company	$5,564	$4,000	39

Basic net income per share from continuing operations[1]	$1.40	$0.94	49
Basic net income (loss) per share from discontinued operations[2]	(0.09)	—	—
Basic Net Income Per Share	$1.31	$0.94	40
Average Shares Outstanding — Basic	4,258	4,275	0
Diluted net income per share from continuing operations[1]	$1.38	$0.92	50
Diluted net income (loss) per share from discontinued operations[2]	(0.09)	—	—
Diluted Net Income Per Share	$1.29	$0.92	40
Average Shares Outstanding — Diluted	4,297	4,327	(1)

Note: Certain growth rates may not recalculate using the rounded dollar amounts provided. Certain prior year amounts have been revised to conform to the current year presentation as a result of the adoption of certain accounting standards effective January 1, 2018.

[1]	Calculated based on net income from continuing operations less net income from continuing operations attributable to noncontrolling interests.

[2]	Calculated based on net income from discontinued operations less net income from discontinued operations attributable to noncontrolling interests.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(UNAUDITED)
(In millions except par value)

	September 28, 2018	December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$9,065	$6,006
Short-term investments	4,727	9,352
Total Cash, Cash Equivalents and Short-Term Investments	13,792	15,358
Marketable securities	5,055	5,317
Trade accounts receivable, less allowances of $482 and $477, respectively	3,702	3,667
Inventories	2,627	2,655
Prepaid expenses and other assets	2,066	2,000
Assets held for sale	—	219
Assets held for sale — discontinued operations	6,171	7,329
Total Current Assets	33,413	36,545
Equity Method Investments	20,899	20,856
Other Investments	1,051	1,096
Other Assets	4,535	4,230
Deferred Income Tax Assets	2,720	330
Property, Plant and Equipment — net	7,404	8,203
Trademarks With Indefinite Lives	6,668	6,729
Bottlers' Franchise Rights With Indefinite Lives	51	138
Goodwill	9,856	9,401
Other Intangible Assets	280	368
Total Assets	$86,877	$87,896

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$10,317	$8,748
Loans and notes payable	12,973	13,205
Current maturities of long-term debt	6,341	3,298
Accrued income taxes	313	410
Liabilities held for sale	—	37
Liabilities held for sale — discontinued operations	1,486	1,496
Total Current Liabilities	31,430	27,194
Long-Term Debt	25,523	31,182
Other Liabilities	7,246	8,021
Deferred Income Tax Liabilities	2,500	2,522
The Coca-Cola Company Shareowners' Equity
Common stock, $0.25 par value; Authorized — 11,200 shares; Issued — 7,040 and 7,040 shares, respectively	1,760	1,760
Capital surplus	16,266	15,864
Reinvested earnings	64,028	60,430
Accumulated other comprehensive income (loss)	(12,070)	(10,305)
Treasury stock, at cost — 2,784 and 2,781 shares, respectively	(51,720)	(50,677)
Equity Attributable to Shareowners of The Coca-Cola Company	18,264	17,072
Equity Attributable to Noncontrolling Interests	1,914	1,905
Total Equity	20,178	18,977
Total Liabilities and Equity	$86,877	$87,896
Note: Certain prior year amounts have been revised to conform to the current year presentation as a result of the adoption of certain accounting standards effective January 1, 2018.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(UNAUDITED)
(In millions)
	Nine Months Ended
Operating Activities	September 28, 2018	September 29, 2017
Consolidated net income	$5,549	$4,000
(Income) loss from discontinued operations	386	—
Net income from continuing operations	5,935	4,000
Depreciation and amortization	807	926
Stock-based compensation expense	167	167
Deferred income taxes	(5)	606
Equity (income) loss — net of dividends	(385)	(559)
Foreign currency adjustments	(154)	322
Significant (gains) losses on sales of assets — net	(14)	942
Other operating charges	662	918
Other items	116	(9)
Net change in operating assets and liabilities	(1,649)	(1,451)
Net cash provided by operating activities	5,480	5,862
Investing Activities
Purchases of investments	(6,809)	(13,459)
Proceeds from disposals of investments	11,079	12,701
Acquisitions of businesses, equity method investments and nonmarketable securities	(598)	(538)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	1,354	2,790
Purchases of property, plant and equipment	(917)	(1,194)
Proceeds from disposals of property, plant and equipment	95	72
Other investing activities	33	(101)
Net cash provided by (used in) investing activities	4,237	271
Financing Activities
Issuances of debt	21,379	24,899
Payments of debt	(23,572)	(22,424)
Issuances of stock	891	1,320
Purchases of stock for treasury	(1,596)	(3,087)
Dividends	(3,321)	(3,165)
Other financing activities	(165)	(42)
Net cash provided by (used in) financing activities	(6,384)	(2,499)
Cash Flows from Discontinued Operations
Net cash provided by (used in) operating activities	210	—
Net cash provided by (used in) investing activities	(128)	—
Net cash provided by (used in) financing activities	—	—
Net cash provided by (used in) discontinued operations	82	—
Effect of Exchange Rate Changes on Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(249)	310
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents during the period	3,166	3,944
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	6,373	8,850
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	9,539	12,794
Less: Restricted cash and restricted cash equivalents at end of period	474	266
Cash and cash equivalents at end of period	$9,065	$12,528
Note: Certain prior year amounts have been revised to conform to the current year presentation as a result of the adoption of certain accounting standards effective January 1, 2018.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Three Months Ended

	Net Operating Revenues[1]			Operating Income (Loss)			Income (Loss) from Continuing Operations Before Income Taxes
	September 28, 2018	September 29, 2017	% Fav. / (Unfav.)	September 28, 2018	September 29, 2017	% Fav. / (Unfav.)	September 28, 2018	September 29, 2017	% Fav. / (Unfav.)
Europe, Middle East & Africa	$1,972	$1,959	1	$944	$932	1	$953	$962	(1)
Latin America	1,003	1,035	(3)	642	563	14	637	561	14
North America	3,127	2,781	12	698	648	8	700	585	20
Asia Pacific	1,423	1,432	(1)	615	573	7	629	588	7
Bottling Investments	909	2,392	(62)	(64)	(46)	(39)	(240)	(675)	64
Corporate	14	48	(71)	(309)	(425)	28	168	(347)	—
Eliminations	(203)	(569)	64	—	—	—	—	—	—
Consolidated	$8,245	$9,078	(9)	$2,526	$2,245	13	$2,847	$1,674	70
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 During the three months ended September 28, 2018, intersegment revenues were $124 million for Europe, Middle East & Africa, $1 million for Latin
America, $119 million for North America, $72 million for Asia Pacific and $11 million for Bottling Investments. The sum of these intersegment revenues does not equal the eliminations on a consolidated basis due to intercompany sales to our discontinued operations. During the three months ended
September 29, 2017, intersegment revenues were $26 million for Latin America, $433 million for North America, $87 million for Asia Pacific and
$23 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Nine Months Ended

	Net Operating Revenues[1]			Operating Income (Loss)			Income (Loss) from Continuing Operations Before Income Taxes
	September 28, 2018	September 29, 2017	% Fav. / (Unfav.)	September 28, 2018	September 29, 2017	% Fav. / (Unfav.)	September 28, 2018	September 29, 2017	% Fav. / (Unfav.)
Europe, Middle East & Africa	$5,983	$5,628	6	$2,953	$2,868	3	$2,997	$2,958	1
Latin America	3,032	2,911	4	1,807	1,627	11	1,744	1,627	7
North America	8,924	8,101	10	1,913	1,977	(3)	1,930	1,721	12
Asia Pacific	4,158	4,147	0	1,885	1,823	3	1,915	1,853	3
Bottling Investments	3,195	9,226	(65)	(581)	(786)	26	(537)	(1,740)	69
Corporate	97	122	(21)	(913)	(1,264)	28	(486)	(614)	21
Eliminations	(591)	(2,237)	74	—	—	—	—	—	—
Consolidated	$24,798	$27,898	(11)	$7,064	$6,245	13	$7,563	$5,805	30
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 During the nine months ended September 28, 2018, intersegment revenues were $397 million for Europe, Middle East & Africa, $39 million for Latin
America, $245 million for North America, $296 million for Asia Pacific and $11 million for Bottling Investments. The sum of these intersegment revenues does not equal the eliminations on a consolidated basis due to intercompany sales to our discontinued operations. During the nine months ended
September 29, 2017, intersegment revenues were $54 million for Latin America, $1,774 million for North America, $340 million for Asia Pacific and
$69 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

The company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP" or referred to herein as "reported"). To supplement our consolidated financial statements reported on a GAAP basis, we provide the following non-GAAP financial measures: "comparable net revenues", "organic revenues", "core business organic revenues", "comparable operating margin", "comparable operating income", "comparable currency neutral operating income", "comparable currency neutral operating income (adjusted for structural items and accounting changes)", "comparable EPS from continuing operations", "comparable currency neutral EPS from continuing operations", "underlying effective tax rate", "free cash flow" and "net share repurchases", each of which are defined below. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. We believe these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
DEFINITIONS

•	"Accounting changes" refer to the adoption of Accounting Standards Codification 606, Revenue from Contracts with Customers ("ASC 606"), which was adopted by the company effective January 1, 2018.

•
"Currency neutral operating results" are determined by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results, by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the company's financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.

•
"Structural changes" generally refer to acquisitions or dispositions of bottling and distribution operations. In 2018, the company refranchised our Canadian and Latin American bottling operations. The impact of these refranchising activities has been included as a structural change in our analysis of net operating revenues on a consolidated basis as well as for our North America, Latin America and Bottling Investments operating segments. In 2018, the company acquired a controlling interest in the Oman bottler. The impact of this acquisition has been included as a structural change in our analysis of net operating revenues on a consolidated basis as well as for the Bottling Investments operating segment. In 2017, the company refranchised bottling territories in North America to certain of its unconsolidated bottling partners. Additionally, in conjunction with the refranchising of CCR's Southwest operating unit ("Southwest Transaction") on April 1, 2017, we obtained an equity interest in AC Bebidas, S. de R.L. de C.V. ("AC Bebidas"), a subsidiary of Arca Continental, S.A.B. de C.V. ("Arca"), which impacted our North America and Bottling Investments operating segments. The impact of these transactions has been included as a structural change in our analysis of net operating revenues on a consolidated basis as well as for the applicable operating segments. In 2017, the company also refranchised its bottling operations in China to the two local franchise bottlers. The impact of these refranchising activities has been included as a structural change in our analysis of net operating revenues on a consolidated basis as well as for our Asia Pacific and Bottling Investments operating segments. These transactions were also included as structural items in our analysis of comparable currency neutral operating income (adjusted for structural items and accounting changes) (non-GAAP) on a consolidated basis. In addition, for non-company-owned and licensed brands sold in the refranchised territories in North America for which the company no longer reports unit case volume, we have eliminated the unit case volume from the base year when calculating 2018 versus 2017 volume growth rates on a consolidated basis as well as for the North America and Bottling Investments operating segments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

DEFINITIONS (continued)

•
"Comparable net revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). Management believes the comparable net revenues (non-GAAP) growth measure provides investors with useful supplemental information to enhance their understanding of the company's revenue performance and trends by improving their ability to compare our period-to-period results. "Organic revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for the impact of acquisitions, divestitures and structural items, as applicable, the impact of changes in foreign currency exchange rates as well as the impact of accounting changes. Management believes the organic revenue (non-GAAP) growth measure provides users with useful supplemental information regarding the company's ongoing revenue performance and trends by presenting revenue growth excluding the impact of foreign exchange, the impact of acquisitions, divestitures and structural items as well as the impact of accounting changes. "Core business organic revenues" is a non-GAAP financial measure that represents the combined organic revenue performance from the Europe, Middle East and Africa; Latin America; North America; and Asia Pacific operating segments and Corporate offset by intersegment eliminations. Management believes the core business organic revenues (non-GAAP) measure enhances the understanding of the change in the net operating revenues of the operating segments of our business that are not significantly impacted by the acquisition and divestiture activity taking place in our Bottling Investments operating segment. The adjustments related to acquisitions, divestitures and structural items for the three and nine months ended September 28, 2018 and September 29, 2017 consisted of the structural changes discussed above. Additionally, during the three and nine months ended September 28, 2018, organic revenues (non-GAAP) were adjusted, both on a consolidated basis and for our North America operating segment, for the revenues generated by the Topo Chico premium sparkling water brand whose U.S. rights were acquired in the fourth quarter of 2017.

•
"Comparable operating margin" and "comparable operating income" are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below). "Comparable currency neutral operating income" and "comparable currency neutral operating income (adjusted for structural items and accounting changes)" are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below) and the impact of changes in foreign currency exchange rates. Comparable currency neutral operating income (adjusted for structural items and accounting changes) (non-GAAP) has also been adjusted for structural changes and accounting changes. Management uses these non-GAAP financial measures to evaluate the company's performance and make resource allocation decisions. Further, management believes the comparable operating margin (non-GAAP) expansion, comparable operating income (non-GAAP) growth, comparable currency neutral operating income (non-GAAP) growth and comparable currency neutral operating income (adjusted for structural items and accounting changes) (non-GAAP) growth measures enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the company's underlying business performance and trends by improving their ability to compare our period-to-period financial results.

•
"Comparable EPS from continuing operations" and "comparable currency neutral EPS from continuing operations" are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below). Comparable currency neutral EPS from continuing operations (non-GAAP) has also been adjusted for the impact of changes in foreign currency exchange rates. Management uses these non-GAAP financial measures to evaluate the company's performance and make resource allocation decisions. Further, management believes the comparable EPS from continuing operations (non-GAAP) and comparable currency neutral EPS from continuing operations (non-GAAP) growth measures enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the company's underlying business performance and trends by improving their ability to compare our period-to-period financial results.

•
"Underlying effective tax rate" is a non-GAAP financial measure that represents the estimated annual effective income tax rate on income from continuing operations before income taxes, which excludes or has otherwise been adjusted for items impacting comparability (discussed further below).

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

DEFINITIONS (continued)

•
"Free cash flow" is a non-GAAP financial measure that represents net cash provided by operating activities less purchases of property, plant and equipment. Management uses this non-GAAP financial measure to evaluate the company's performance and make resource allocation decisions.

•
"Net share repurchases" is a non-GAAP financial measure that reflects the net amount of purchases of stock for treasury after considering proceeds from the issuances of stock, the net change in stock issuance receivables (related to employee stock options exercised but not settled prior to the end of the period) and the net change in treasury stock payables (for treasury shares repurchased but not settled prior to the end of the period).

ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as "items impacting comparability" based on how management views our business; makes financial, operating, compensation and planning decisions; and evaluates the company's ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as pertaining to different and unrelated underlying activities or events across comparable periods, are generally considered "items impacting comparability." Items impacting comparability include, but are not limited to, asset impairments, charges related to our productivity and reinvestment initiatives, and transaction gains/losses, in each case when exceeding a U.S. dollar threshold. Also included are our proportionate share of similar items incurred by our equity method investees and timing differences related to our economic (nondesignated) hedging activities, regardless of size. In addition, we provide the impact that changes in foreign currency exchange rates had on our financial results ("currency neutral operating results" defined above).
Asset Impairments
During the nine months ended September 28, 2018, the company recorded charges of $450 million related to the impairment of Coca-Cola Refreshments ("CCR") assets primarily as a result of management's view of the proceeds that are expected to be received for the remaining bottling territories upon their refranchising. These charges were determined by comparing the fair values of the assets to their carrying values.

During the three and nine months ended September 28, 2018, the company recorded other-than-temporary impairment charges of $205 million and $257 million, respectively. The charge of $205 million was related PT Coca-Cola Bottling Indonesia, an equity method investee. This impairment was primarily driven by revised projections of future operating results reflecting unfavorable macroeconomic conditions and foreign currency exchange rate fluctuations. The charge of $52 million was related to one of our equity method investees in Latin America. This impairment was primarily driven by revised projections of future operating results.

During the three and nine months ended September 29, 2017, the company recorded charges of $50 million and $787 million, respectively. The charges of $787 million included $737 million related to the impairment of CCR assets, primarily as a result of refranchising activities in North America and management's view of the proceeds that were expected to be received for the remaining bottling territories upon their refranchising. The $50 million charge incurred during the three months ended September 29, 2017 was an other-than-temporary impairment related to an international equity method investee, primarily driven by foreign currency exchange rate fluctuations.
Productivity and Reinvestment
During the three and nine months ended September 28, 2018, the company recorded charges of $132 million and $377 million, respectively, related to our productivity and reinvestment initiatives. These charges included $25 million and $64 million during the three and nine months ended September 28, 2018, respectively, due to pension settlements. The company also recorded charges of $129 million and $355 million during the three and nine months ended September 29, 2017, respectively, related to our productivity and reinvestment initiatives. These initiatives are focused on four

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Productivity and Reinvestment (continued)
key areas: restructuring the company's global supply chain; implementing zero-based work, an evolution of zero-based budget principles across the organization; streamlining and simplifying the company's operating model; and further driving increased discipline and efficiency in direct marketing investments. The savings realized from the program will enable the company to fund marketing initiatives and innovation required to deliver sustainable net revenue growth. The savings will also support margin expansion and increased returns on invested capital over time.
Equity Investees
During the three and nine months ended September 28, 2018, the company recorded a net gain of $19 million and a net charge of $65 million, respectively. During the three and nine months ended September 29, 2017, the company recorded net charges of $16 million and $37 million, respectively. These amounts represent the company’s proportionate share of significant operating and nonoperating items recorded by certain of our equity method investees.
Transaction Gains/Losses
During the three and nine months ended September 28, 2018, the company recorded a net gain of $370 million related to the sale of our equity ownership in Corporación Lindley S.A.
During the three and nine months ended September 28, 2018, the company recorded net charges of $275 million and $379 million, respectively, related to the refranchising of certain bottling territories in North America. These net charges were primarily related to post-closing adjustments as contemplated by the related agreements. The company also recorded net charges of $762 million and $1,473 million during the three and nine months ended September 29, 2017, respectively. These net charges were primarily due to the derecognition of the intangible assets transferred or reclassified as held for sale as a result of the refranchising of certain bottling territories in North America. The net charges included a gain of $1,060 million recognized during the nine months ended September 29, 2017 related to the Southwest Transaction.
During the three and nine months ended September 28, 2018, the company recorded charges of $38 million and $117 million, respectively, primarily related to costs incurred to refranchise certain of our North America bottling operations. The company also recorded charges of $213 million and $317 million during the three and nine months ended September 29, 2017, respectively. These costs include, among other items, internal and external costs for individuals directly working on the refranchising efforts, severance, special termination benefits, and costs associated with the implementation of information technology systems to facilitate consistent data standards and availability throughout our bottling system. In addition, during the nine months ended September 28, 2018, the company recorded charges of $47 million due to pension settlements as a result of these refranchising activities.
During the three and nine months ended September 28, 2018, the company recorded charges of $12 million and $33 million, respectively. During the three and nine months ended September 29, 2017, the company recorded charges of $72 million and $287 million, respectively. These charges were primarily related to payments made to certain of our unconsolidated bottling partners in North America in order to convert their bottling agreements to a comprehensive beverage agreement with additional requirements.
During the nine months ended September 28, 2018, the company recorded charges of $33 million primarily related to the reversal of the cumulative translation adjustments resulting from the substantial liquidation of the company's former Russian juice operations.
During the three and nine months ended September 28, 2018, the company recorded charges of $6 million and $9 million, respectively. The company also recorded charges of $6 million during the nine months ended September 29, 2017. These charges were for noncapitalizable transaction costs associated with pending and closed transactions.
During the three and nine months ended September 28, 2018, the company recorded net gains of $11 million and $47 million, respectively, due to the refranchising of our Latin American bottling operations.
During the three and nine months ended September 28, 2018, the company recorded impairment charges of $554 million related to assets held by Coca-Cola Beverages Africa Proprietary Limited ("CCBA"). These charges were incurred primarily as a result of management's view of the proceeds that are expected to be received based on revised projections of future operating results and foreign currency exchange rate fluctuations. We recorded these impairment charges in the line item income (loss) from discontinued operations in our condensed consolidated statements of income.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Transaction Gains/Losses (continued)
During the nine months ended September 29, 2017, the company recorded a charge of $26 million related to our former German bottling operations.

During the nine months ended September 29, 2017, the company recognized a gain of $445 million related to the integration of Coca-Cola West Co., Ltd. ("CCW") and Coca-Cola East Japan Co., Ltd. ("CCEJ") to establish Coca-Cola Bottlers Japan Inc., now known as Coca-Cola Bottlers Japan Holdings Inc. ("CCBJHI"). In exchange for our previously existing equity interests in CCW and CCEJ, we received an approximate 17 percent equity interest in CCBJHI.

During the nine months ended September 29, 2017, the company recognized a $25 million gain as a result of Coca‑Cola FEMSA, an equity method investee, issuing additional shares of its stock at a per share amount greater than the carrying value of the company's per share investment.

During the three and nine months ended September 29, 2017, the company recognized gains of $79 million and $88 million, respectively, related to the refranchising of our China bottling operations and related cost method investment.
Other Items
Economic (Nondesignated) Hedges
The company uses derivatives as economic hedges primarily to mitigate the foreign exchange risk for certain currencies, price risk associated with the purchase of materials used in the manufacturing process as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized into earnings.
The company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our condensed consolidated statement of income. We believe this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three and nine months ended September 28, 2018, the net impact of the company's adjustment related to our economic hedging activities resulted in decreases of $13 million and $45 million, respectively, to our non-GAAP income from continuing operations before income taxes. These adjustments include a net gain of $41 million related to the mark-to-market adjustments associated with the purchase price of a business combination, the closing of which is currently subject to regulatory approvals. During the three and nine months ended September 29, 2017, the net impact of the company's adjustment related to our economic hedging activities resulted in increases of $4 million and $34 million, respectively, to our non-GAAP income from continuing operations before income taxes.
Other
During the three and nine months ended September 28, 2018, the company recorded net gains of $64 million and $15 million, respectively, related to realized and unrealized gains and losses on equity securities and trading debt securities as well as realized gains and losses on available-for-sale debt securities. Accounting Standards Update ("ASU") 2016-01 was adopted effective January 1, 2018 and requires us to recognize any changes in the fair value of certain equity investments in net income. Prior to the adoption of this accounting standard, we recognized these changes in other comprehensive income ("OCI").
During the three and nine months ended September 28, 2018, the company recorded other charges of $4 million and $31 million, respectively. During the three and nine months ended September 29, 2017, the company recorded other charges of $18 million and $43 million, respectively. These charges were primarily related to tax litigation expense.
During the three and nine months ended September 28, 2018, the company recorded a net gain of $27 million related to the early extinguishment of long-term debt. During the nine months ended September 29, 2017, the company recorded a net charge of $38 million related to the early extinguishment of long-term debt.
During the nine months ended September 29, 2017, the company recorded impairment charges of $34 million related to Venezuelan intangible assets as a result of weaker sales resulting from continued political instability. These charges were determined by comparing the fair values of the assets, derived using discounted cash flow analyses, to the respective carrying values.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Certain Tax Matters
During the three and nine months ended September 28, 2018, the company recorded $125 million of income tax benefit and $9 million of income tax expense, respectively, primarily as a result of adjustments to our provisional remeasurement of deferred taxes recorded as of December 31, 2017 related to the Tax Cuts and Jobs Act ("Tax Reform Act") signed into law on December 22, 2017. During the three and nine months ended September 28, 2018, the company also recorded net tax charges of $3 million and $45 million, respectively, for changes to our uncertain tax positions, including interest and penalties, as well as for agreed-upon tax matters. In addition, during the three and nine months ended September 28, 2018, the company recorded $27 million and $114 million, respectively, of excess tax benefits associated with the company's share‑based compensation arrangements.
During the three and nine months ended September 29, 2017, the company recorded $40 million and $122 million, respectively, of excess tax benefits associated with the company's share-based compensation arrangements. The company also recorded a net tax charge of $12 million during the nine months ended ended September 29, 2017 for changes to our uncertain tax positions, including interest and penalties, as well as the impact of the reversal of valuation allowances in certain foreign jurisdictions.

2018 OUTLOOK
Our 2018 outlook for organic revenues, comparable currency neutral operating income (adjusted for structural items and accounting changes) and comparable EPS from continuing operations are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability, the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and the impact of structural items and accounting changes, as applicable. The company is not able to reconcile full year 2018 projected organic revenues (non-GAAP) to full year 2018 projected reported net revenues, full year 2018 projected comparable currency neutral operating income (adjusted for structural items and accounting changes) (non-GAAP) to full year 2018 projected reported operating income, or full year 2018 projected comparable EPS from continuing operations (non-GAAP) to full year 2018 projected reported EPS from continuing operations without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of changes in foreign currency exchange rates; the exact timing and amount of acquisitions, divestitures and/or structural changes; the exact timing and amount of comparability items throughout 2018; and the actual impact of accounting changes. The unavailable information could have a significant impact on full year 2018 GAAP financial results.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended September 28, 2018
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$8,245	$3,059	$5,186	62.9%	$2,505	$155	$2,526	30.6%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	—	—
Productivity and Reinvestment	—	—	—		—	(107)	107
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(44)	44
Other Items	18	(2)	20		—	(4)	24
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$8,263	$3,057	$5,206	63.0%	$2,505	$—	$2,701	32.7%

	Three Months Ended September 29, 2017
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$9,078	$3,394	$5,684	62.6%	$3,245	$194	$2,245	24.7%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	—	—
Productivity and Reinvestment	—	—	—		—	(129)	129
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(47)	47
Other Items	(15)	(22)	7		3	(18)	22
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$9,063	$3,372	$5,691	62.8%	$3,248	$—	$2,443	27.0%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(9)	(10)	(9)		(23)	(20)	13
% Currency Impact	(3)	(1)	(5)		(2)	—	(9)
% Change — Currency Neutral (Non-GAAP)	(6)	(8)	(4)		(21)	—	22

% Change — Comparable (Non-GAAP)	(9)	(9)	(9)		(23)	—	11
% Comparable Currency Impact (Non-GAAP)	(3)	(2)	(4)		(2)	—	(7)
% Change — Comparable Currency Neutral (Non-GAAP)	(6)	(8)	(4)		(21)	—	18
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended September 28, 2018
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income from continuing operations before income taxes	Income taxes from continuing operations	[1]	Effective tax rate	Net income from continuing operations	Diluted net income per share from continuing operations	[2]
Reported (GAAP)	$206	$347	$9	$2,847	$528		18.5%	$2,319	$0.54	[4]
Items Impacting Comparability:
Asset Impairments	—	—	205	205	—			205	0.05
Productivity and Reinvestment	—	—	25	132	31			101	0.02
Equity Investees	—	(19)	—	(19)	(7)			(12)	—
Transaction Gains/Losses	—	—	(94)	(50)	(107)			57	0.01
Other Items	27	—	(65)	(68)	(17)			(51)	(0.01)
Certain Tax Matters	—	—	—	—	149			(149)	(0.03)
Comparable (Non-GAAP)	$233	$328	$80	$3,047	$577		19.0%	$2,470	$0.58	[4]

	Three Months Ended September 29, 2017
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income from continuing operations before income taxes	Income taxes from continuing operations	[1]	Effective tax rate	Net income from continuing operations	Diluted net income per share from continuing operations	[3]
Reported (GAAP)	$208	$358	$(896)	$1,674	$230		13.7%	$1,444	$0.33	[4]
Items Impacting Comparability:
Asset Impairments	—	—	50	50	—			50	0.01
Productivity and Reinvestment	—	—	—	129	44			85	0.02
Equity Investees	—	16	—	16	4			12	—
Transaction Gains/Losses	—	—	921	968	361			607	0.14
Other Items	—	—	—	22	7			15	—
Certain Tax Matters	—	—	—	—	40			(40)	(0.01)
Comparable (Non-GAAP)	$208	$374	$75	$2,859	$686		24.0%	$2,173	$0.50	[4]

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income from continuing operations before income taxes	Income taxes from continuing operations			Net income from continuing operations	Diluted net income per share from continuing operations
% Change — Reported (GAAP)	(1)	(3)	—	70	130			61	62
% Change — Comparable (Non-GAAP)	12	(12)	6	7	(16)			14	14
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed.

[2]	4,295 million average shares outstanding — diluted

[3]	4,320 million average shares outstanding — diluted

[4]
Calculated based on net income from continuing operations less net income (loss) from continuing operations attributable to noncontrolling interests of $(7) million and $(3) million for the three months ended September 28, 2018 and September 29, 2017, respectively.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Nine Months Ended September 28, 2018
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$24,798	$9,049	$15,749	63.5%	$7,769	$916	$7,064	28.5%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	(450)	450
Productivity and Reinvestment	—	—	—		—	(313)	313
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(126)	126
Other Items	(8)	6	(14)		(2)	(27)	15
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$24,790	$9,055	$15,735	63.5%	$7,767	$—	$7,968	32.1%

	Nine Months Ended September 29, 2017
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$27,898	$10,566	$17,332	62.1%	$9,777	$1,310	$6,245	22.4%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	(737)	737
Productivity and Reinvestment	—	—	—		—	(355)	355
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	(3)	3		—	(139)	142
Other Items	6	(29)	35		(1)	(79)	115
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$27,904	$10,534	$17,370	62.2%	$9,776	$—	$7,594	27.2%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(11)	(14)	(9)		(21)	(30)	13
% Currency Impact	0	1	(1)		1	—	(3)
% Change — Currency Neutral (Non-GAAP)	(11)	(15)	(8)		(21)	—	16

% Change — Comparable (Non-GAAP)	(11)	(14)	(9)		(21)	—	5
% Comparable Currency Impact (Non-GAAP)	0	1	(1)		1	—	(3)
% Change — Comparable Currency Neutral (Non-GAAP)	(11)	(15)	(9)		(21)	—	7
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Nine Months Ended September 28, 2018
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income from continuing operations before income taxes	Income taxes from continuing operations	[1]	Effective tax rate	Net income from continuing operations	Diluted net income per share from continuing operations	[2]
Reported (GAAP)	$677	$813	$(143)	$7,563	$1,628		21.5%	$5,935	$1.38	[4]
Items Impacting Comparability:
Asset Impairments	—	—	257	707	116			591	0.14
Productivity and Reinvestment	—	—	64	377	88			289	0.07
Equity Investees	—	65	—	65	(11)			76	0.02
Transaction Gains/Losses	—	—	75	201	(74)			275	0.06
Other Items	27	—	7	(5)	1			(6)	—
Certain Tax Matters	—	—	—	—	60			(60)	(0.01)
Comparable (Non-GAAP)	$704	$878	$260	$8,908	$1,808		20.3%	$7,100	$1.65	[4]

	Nine Months Ended September 29, 2017
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income from continuing operations before income taxes	Income taxes from continuing operations	[1]	Effective tax rate	Net income from continuing operations	Diluted net income per share from continuing operations	[3]
Reported (GAAP)	$631	$883	$(1,187)	$5,805	$1,805		31.1%	$4,000	$0.92	[4]
Items Impacting Comparability:
Asset Impairments	—	—	50	787	156			631	0.15
Productivity and Reinvestment	—	—	—	355	127			228	0.05
Equity Investees	—	37	—	37	9			28	0.01
Transaction Gains/Losses	—	—	1,409	1,551	(172)			1,723	0.40
Other Items	(38)	—	(2)	151	50			101	0.02
Certain Tax Matters	—	—	—	—	110			(110)	(0.03)
Comparable (Non-GAAP)	$593	$920	$270	$8,686	$2,085		24.0%	$6,601	$1.53	[4]

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income from continuing operations before income taxes	Income taxes from continuing operations			Net income from continuing operations	Diluted net income per share from continuing operations
% Change — Reported (GAAP)	7	(8)	88	30	(10)			48	50
% Change — Comparable (Non-GAAP)	19	(5)	(4)	3	(13)			8	8

Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed.

[2]	4,297 million average shares outstanding — diluted

[3]	4,327 million average shares outstanding — diluted

[4]
Calculated based on net income from continuing operations less net income (loss) from continuing operations attributable to noncontrolling interests of $(5) million and $0 million for the nine months ended September 28, 2018 and September 29, 2017, respectively.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Operating Income and Diluted Net Income Per Share from Continuing Operations:

	Three Months Ended September 28, 2018
	Operating income	Diluted net income per share from continuing operations
% Change — Reported (GAAP)	13	62
% Currency Impact	(9)	(10)
% Change — Currency Neutral (Non-GAAP)	22	71
% Structural Impact	(3)	—
% Change — Currency Neutral (Adjusted for Structural Items) (Non-GAAP)	25	—
% Impact of Accounting Changes[1]	1	—
% Change — Currency Neutral (Adjusted for Structural Items and Accounting Changes) (Non-GAAP)	24	—

% Impact of Items Impacting Comparability (Non-GAAP)	2	47
% Change — Comparable (Non-GAAP)	11	14
% Comparable Currency Impact (Non-GAAP)	(7)	(8)
% Change — Comparable Currency Neutral (Non-GAAP)	18	22
% Comparable Structural Impact (Non-GAAP)	(3)	—
% Change — Comparable Currency Neutral (Adjusted for Structural Items) (Non-GAAP)	21	—
% Comparable Impact of Accounting Changes (Non-GAAP)[1]	1	—
% Change — Comparable Currency Neutral (Adjusted for Structural Items and Accounting Changes) (Non-GAAP)	20	—

	Nine Months Ended September 28, 2018
	Operating income	Diluted net income per share from continuing operations
% Change — Reported (GAAP)	13	50
% Currency Impact	(3)	(3)
% Change — Currency Neutral (Non-GAAP)	16	53
% Structural Impact	(5)	—
% Change — Currency Neutral (Adjusted for Structural Items) (Non-GAAP)	22	—
% Impact of Accounting Changes[1]	(1)	—
% Change — Currency Neutral (Adjusted for Structural Items and Accounting Changes) (Non-GAAP)	22	—

% Impact of Items Impacting Comparability (Non-GAAP)	8	41
% Change — Comparable (Non-GAAP)	5	8
% Comparable Currency Impact (Non-GAAP)	(3)	(3)
% Change — Comparable Currency Neutral (Non-GAAP)	7	11
% Comparable Structural Impact (Non-GAAP)	(4)	—
% Change — Comparable Currency Neutral (Adjusted for Structural Items) (Non-GAAP)	12	—
% Comparable Impact of Accounting Changes (Non-GAAP)[1]	(1)	—
% Change — Comparable Currency Neutral (Adjusted for Structural Items and Accounting Changes) (Non-GAAP)	12	—
Note: Certain columns may not add due to rounding.
1 Impact of adoption of new revenue recognition accounting standard.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Operating Segment:

	Three Months Ended September 28, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$1,972	$1,003	$3,127	$1,423	$909	$14	$(203)	$8,245
Items Impacting Comparability:
Other Items	—	—	—	—	—	18	—	18
Comparable (Non-GAAP)	$1,972	$1,003	$3,127	$1,423	$909	$32	$(203)	$8,263

	Three Months Ended September 29, 2017
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$1,959	$1,035	$2,781	$1,432	$2,392	$48	$(569)	$9,078
Items Impacting Comparability:
Other Items	—	—	(12)	—	—	(3)	—	(15)
Comparable (Non-GAAP)	$1,959	$1,035	$2,769	$1,432	$2,392	$45	$(569)	$9,063

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	1	(3)	12	(1)	(62)	(71)	64	(9)
% Currency Impact	(6)	(11)	0	(1)	(2)	(46)	—	(3)
% Change — Currency Neutral (Non-GAAP)	7	8	13	0	(60)	(25)	—	(6)
% Acquisitions, Divestitures and Structural Items	1	(1)	0	0	(73)	0	—	(13)
% Impact of Accounting Changes[1]	(3)	(10)	11	(3)	2	(17)	—	2
% Change — Organic Revenues (Non-GAAP)	9	19	2	4	10	(7)	—	6

% Change — Comparable (Non-GAAP)	1	(3)	13	(1)	(62)	(27)	—	(9)
% Comparable Currency Impact (Non-GAAP)	(6)	(11)	0	(1)	(2)	0	—	(3)
% Change — Comparable Currency Neutral (Non-GAAP)	7	8	13	0	(60)	(27)	—	(6)
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Impact of adoption of new revenue recognition accounting standard.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Operating Segment:

	Nine Months Ended September 28, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$5,983	$3,032	$8,924	$4,158	$3,195	$97	$(591)	$24,798
Items Impacting Comparability:
Other Items	—	—	—	—	—	(8)	—	(8)
Comparable (Non-GAAP)	$5,983	$3,032	$8,924	$4,158	$3,195	$89	$(591)	$24,790

	Nine Months Ended September 29, 2017
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$5,628	$2,911	$8,101	$4,147	$9,226	$122	$(2,237)	$27,898
Items Impacting Comparability:
Other Items	—	—	(4)	—	—	10	—	6
Comparable (Non-GAAP)	$5,628	$2,911	$8,097	$4,147	$9,226	$132	$(2,237)	$27,904

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	6	4	10	0	(65)	(21)	74	(11)
% Currency Impact	1	(6)	0	2	0	15	—	0
% Change — Currency Neutral (Non-GAAP)	6	10	10	(1)	(65)	(36)	—	(11)
% Acquisitions, Divestitures and Structural Items	1	0	(1)	0	(79)	0	—	(18)
% Impact of Accounting Changes[1]	(3)	(3)	11	(5)	2	(4)	—	2
% Change — Organic Revenues (Non-GAAP)	8	13	0	4	11	(31)	—	5

% Change — Comparable (Non-GAAP)	6	4	10	0	(65)	(32)	—	(11)
% Comparable Currency Impact (Non-GAAP)	1	(6)	0	2	0	1	—	0
% Change — Comparable Currency Neutral (Non-GAAP)	6	10	10	(1)	(65)	(33)	—	(11)
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Impact of adoption of new revenue recognition accounting standard.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Core Business Revenues (Non-GAAP): [1]

Three Months Ended September 28, 2018
Reported Net Operating Revenues (GAAP)	$8,245
Bottling Investments Net Operating Revenues	(909)
Consolidated Eliminations	203
Intersegment Core Net Operating Revenue Eliminations	(5)
Core Business Revenues (Non-GAAP)	7,534
Items Impacting Comparability:
Other Items	18
Comparable Core Business Revenues (Non-GAAP)	$7,552

Three Months Ended September 29, 2017
Reported Net Operating Revenues (GAAP)	$9,078
Bottling Investments Net Operating Revenues	(2,392)
Consolidated Eliminations	569
Intersegment Core Net Operating Revenue Eliminations	(7)
Core Business Revenues (Non-GAAP)	7,248
Items Impacting Comparability:
Other Items	(15)
Comparable Core Business Revenues (Non-GAAP)	$7,233

% Change — Reported Net Operating Revenues (GAAP)	(9)
% Change — Core Business Revenues (Non-GAAP)	4
% Core Business Currency Impact (Non-GAAP)	(4)
% Change — Currency Neutral Core Business Revenues (Non-GAAP)	8
% Acquisitions, Divestitures and Structural Items	0
% Impact of Accounting Changes[2]	1
% Change — Core Business Organic Revenues (Non-GAAP)[3]	7

% Change — Comparable Core Business Revenues (Non-GAAP)	4
% Comparable Core Business Currency Impact (Non-GAAP)	(4)
% Change — Comparable Currency Neutral Core Business Revenues (Non-GAAP)	8
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Core business revenues (non-GAAP) included the net operating revenues from the Europe, Middle East & Africa, Latin America, North America, Asia
Pacific and Corporate operating segments offset by intersegment revenue eliminations of $5 million and $7 million during the three months ended
September 28, 2018 and September 29, 2017, respectively.
2 Impact of adoption of new revenue recognition accounting standard.
3 Core business organic revenue (non-GAAP) growth included 2 points of positive price/mix.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Core Business Revenues (Non-GAAP): [1]

Nine Months Ended September 28, 2018
Reported Net Operating Revenues (GAAP)	$24,798
Bottling Investments Net Operating Revenues	(3,195)
Consolidated Eliminations	591
Intersegment Core Net Operating Revenue Eliminations	(16)
Core Business Revenues (Non-GAAP)	22,178
Items Impacting Comparability:
Other Items	(8)
Comparable Core Business Revenues (Non-GAAP)	$22,170

Nine Months Ended September 29, 2017
Reported Net Operating Revenues (GAAP)	$27,898
Bottling Investments Net Operating Revenues	(9,226)
Consolidated Eliminations	2,237
Intersegment Core Net Operating Revenue Eliminations	(14)
Core Business Revenues (Non-GAAP)	20,895
Items Impacting Comparability:
Other Items	6
Comparable Core Business Revenues (Non-GAAP)	$20,901

% Change — Reported Net Operating Revenues (GAAP)	(11)
% Change — Core Business Revenues (Non-GAAP)	6
% Core Business Currency Impact (Non-GAAP)	0
% Change — Currency Neutral Core Business Revenues (Non-GAAP)	6
% Acquisitions, Divestitures and Structural Items	0
% Impact of Accounting Changes[2]	2
% Change — Core Business Organic Revenues (Non-GAAP)[3]	5

% Change — Comparable Core Business Revenues (Non-GAAP)	6
% Comparable Core Business Currency Impact (Non-GAAP)	0
% Change — Comparable Currency Neutral Core Business Revenues (Non-GAAP)	6

Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Core business revenues (non-GAAP) included the net operating revenues from the Europe, Middle East & Africa, Latin America, North America, Asia
Pacific and Corporate operating segments offset by intersegment revenue eliminations of $16 million and $14 million during the nine months ended
September 28, 2018 and September 29, 2017, respectively.
2 Impact of adoption of new revenue recognition accounting standard.
3 Core business organic revenue (non-GAAP) growth included 1 point of positive price/mix.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Operating Segment:

	Three Months Ended September 28, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$944	$642	$698	$615	$(64)	$(309)	$2,526
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—	—	—
Productivity and Reinvestment	(4)	(1)	39	(2)	10	65	107
Transaction Gains/Losses	—	—	—	—	37	7	44
Other Items	—	—	(1)	—	5	20	24
Comparable (Non-GAAP)	$940	$641	$736	$613	$(12)	$(217)	$2,701

	Three Months Ended September 29, 2017
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$932	$563	$648	$573	$(46)	$(425)	$2,245
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—	—	—
Productivity and Reinvestment	6	2	47	1	15	58	129
Transaction Gains/Losses	—	—	—	—	47	—	47
Other Items	—	—	6	—	(4)	20	22
Comparable (Non-GAAP)	$938	$565	$701	$574	$12	$(347)	$2,443

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	1	14	8	7	(39)	28	13
% Currency Impact	(10)	(14)	(1)	0	(1)	(5)	(9)
% Change — Currency Neutral (Non-GAAP)	12	28	9	8	(38)	32	22

% Impact of Items Impacting Comparability (Non-GAAP)	1	0	3	1	—	(10)	2
% Change — Comparable (Non-GAAP)	0	14	5	7	—	38	11
% Comparable Currency Impact (Non-GAAP)	(10)	(14)	(1)	0	—	1	(7)
% Change — Comparable Currency Neutral (Non-GAAP)	10	27	6	7	—	37	18
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Operating Segment:

	Nine Months Ended September 28, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$2,953	$1,807	$1,913	$1,885	$(581)	$(913)	$7,064
Items Impacting Comparability:
Asset Impairments	—	—	—	—	450	—	450
Productivity and Reinvestment	(2)	2	138	(1)	32	144	313
Transaction Gains/Losses	—	—	—	—	116	10	126
Other Items	—	—	(6)	—	10	11	15
Comparable (Non-GAAP)	$2,951	$1,809	$2,045	$1,884	$27	$(748)	$7,968

	Nine Months Ended September 29, 2017
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$2,868	$1,627	$1,977	$1,823	$(786)	$(1,264)	$6,245
Items Impacting Comparability:
Asset Impairments	—	—	—	—	737	—	737
Productivity and Reinvestment	2	3	131	4	39	176	355
Transaction Gains/Losses	—	—	—	—	135	7	142
Other Items	—	—	(9)	—	23	101	115
Comparable (Non-GAAP)	$2,870	$1,630	$2,099	$1,827	$148	$(980)	$7,594

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	3	11	(3)	3	26	28	13
% Currency Impact	(3)	(7)	(1)	1	(2)	2	(3)
% Change — Currency Neutral (Non-GAAP)	6	18	(3)	3	28	26	16

% Impact of Items Impacting Comparability (Non-GAAP)	0	0	(1)	0	108	4	8
% Change — Comparable (Non-GAAP)	3	11	(3)	3	(82)	24	5
% Comparable Currency Impact (Non-GAAP)	(3)	(7)	0	1	(3)	0	(3)
% Change — Comparable Currency Neutral (Non-GAAP)	6	18	(2)	2	(79)	23	7
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Income (Loss) from Continuing Operations Before Income Taxes by Operating Segment:

	Three Months Ended September 28, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$953	$637	$700	$629	$(240)	$168	$2,847
Items Impacting Comparability:
Asset Impairments	—	—	—	—	205	—	205
Productivity and Reinvestment	(4)	(1)	39	(2)	10	90	132
Equity Investees	—	—	—	—	(21)	2	(19)
Transaction Gains/Losses	—	—	13	—	311	(374)	(50)
Other Items	—	—	(1)	—	5	(72)	(68)
Comparable (Non-GAAP)	$949	$636	$751	$627	$270	$(186)	$3,047

	Nine Months Ended September 28, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$2,997	$1,744	$1,930	$1,915	$(537)	$(486)	$7,563
Items Impacting Comparability:
Asset Impairments	—	52	—	—	655	—	707
Productivity and Reinvestment	(2)	2	138	(1)	32	208	377
Equity Investees	—	—	—	—	78	(13)	65
Transaction Gains/Losses	—	—	33	—	574	(406)	201
Other Items	—	—	(6)	—	10	(9)	(5)
Comparable (Non-GAAP)	$2,995	$1,798	$2,095	$1,914	$812	$(706)	$8,908

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Margin:
	Three Months Ended September 28, 2018	Three Months Ended September 29, 2017	Basis Point Growth
Reported Operating Margin (GAAP)	30.64%	24.73%	591
Items Impacting Comparability (Non-GAAP)	(2.06)%	(2.22)%
Comparable Operating Margin (Non-GAAP)	32.70%	26.95%	575

	Nine Months Ended September 28, 2018	Nine Months Ended September 29, 2017	Basis Point Growth
Reported Operating Margin (GAAP)	28.49%	22.38%	611
Items Impacting Comparability (Non-GAAP)	(3.65)%	(4.83)%
Comparable Operating Margin (Non-GAAP)	32.14%	27.21%	493

Purchases and Issuances of Stock:
	Nine Months Ended September 28, 2018	Nine Months Ended September 29, 2017
Reported (GAAP):
Issuances of Stock	$891	$1,320
Purchases of Stock for Treasury	(1,596)	(3,087)
Net Change in Stock Issuance Receivables[1]	(2)	(4)
Net Change in Treasury Stock Payables[2]	—	67
Net Share Repurchases (Non-GAAP)	$(707)	$(1,704)
1 Represents the net change in receivables related to employee stock options exercised but not settled prior to the end of the period.
2 Represents the net change in payables for treasury shares repurchased but not settled prior to the end of the period.

Free Cash Flow:
	Nine Months Ended September 28, 2018	Nine Months Ended September 29, 2017	% Change
Net Cash Provided by Operating Activities (GAAP)	$5,480	$5,862	(7)
Purchases of Property, Plant and Equipment (GAAP)	(917)	(1,194)	(23)
Free Cash Flow (Non-GAAP)	$4,563	$4,668	(2)
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.

About The Coca-Cola Company

The Coca-Cola Company (NYSE: KO) is a total beverage company, offering over 500 brands in more than 200 countries and territories. In addition to the company’s Coca-Cola brands, our portfolio includes some of the world’s most valuable beverage brands, such as AdeS soy-based beverages, Ayataka green tea, Dasani waters, Del Valle juices and nectars, Fanta, Georgia coffee, Gold Peak teas and coffees, Honest Tea, innocent smoothies and juices, Minute Maid juices, Powerade sports drinks, Simply juices, smartwater, Sprite, vitaminwater and ZICO coconut water. We’re constantly transforming our portfolio, from reducing sugar in our drinks to bringing innovative new products to market. We’re also working to reduce our environmental impact by replenishing water and promoting recycling. With our bottling partners, we employ more than 700,000 people, helping bring economic opportunity to local communities worldwide. Learn more at Coca-Cola Journey at www.coca-colacompany.com and follow us on Twitter, Instagram, Facebook and LinkedIn.

The fairlife® brand is owned by fairlife LLC, our joint venture with Select Milk Producers Inc. Products from fairlife are distributed by our company and certain of our bottling partners.

Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health-related concerns; water scarcity and poor quality; evolving consumer preferences; increased competition; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; an inability to be successful in our innovation activities; increased demand for food products and decreased agricultural productivity; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners' financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States and throughout the world; failure to realize the economic benefits from or an inability to successfully manage the possible negative consequences of our productivity initiatives; inability to attract or retain a highly skilled and diverse workforce; increased cost, disruption of supply or shortage of energy or fuels; increased cost, disruption of supply or shortage of ingredients, other raw materials, packaging materials, aluminum cans and other containers; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; failure to adequately protect, or disputes relating to, trademarks, formulae and other intellectual property rights; adverse weather conditions; climate change; damage to our brand image or corporate reputation from negative publicity, even if unwarranted, related to product safety or quality, human and workplace rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of our counterparty financial institutions; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multi-employer pension plan withdrawal liabilities in the future; an inability to successfully integrate and manage our company-owned or -controlled bottling operations or other acquired businesses or brands; an inability to successfully manage our refranchising activities; failure to realize a significant portion of the anticipated benefits of our strategic relationship with Monster; risks and uncertainties related to the Costa transaction, including failure to receive regulatory approvals, failure to satisfy the closing conditions to the transaction or the possibility that certain assumptions with respect to Costa Limited or the transaction could prove to be inaccurate; global or regional catastrophic events; and other risks discussed in our company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2017 and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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